PARTICIPATION AGREEMENT

                                      Among

                     OFFITBANK VARIABLE INSURANCE FUND, INC.

                          OFFIT FUNDS DISTRIBUTOR, INC.

                                    OFFITBANK
                                       and

                     SECURITY EQUITY LIFE INSURANCE COMPANY

         THIS AGREEMENT, made and entered into as of this 2nd day of February, 1996 by and among SECURITY EQUITY LIFE INSURANCE COMPANY (hereinafter the "Company"), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedules A-1 and A-2 hereto as such schedules may be amended from time to time (each such account hereinafter referred to as an "Account" and collectively as the "Accounts"), and the OFFITBANK VARIABLE INSURANCE FUND, INC., a corporation organized under the laws of the State of Maryland (hereinafter the "Fund"), OFFIT FUNDS DISTRIBUTOR, INC., a Massachusetts corporation (hereinafter the "Underwriter"), and OFFITBANK, a trust company organized under the banking laws of the State of New York (hereinafter the Adviser).

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

         WHEREAS, the common stock of the Fund is divided into several series of shares, each designated a Portfolio and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the SEC), dated February 15, 1995 (File No. 812-9306), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, the Adviser is a trust company duly organized under the banking laws of the State of New York; and

         WHEREAS, the Company has developed or intends to develop certain variable life insurance policies (hereinafter the "Contracts"), set forth in Schedule B-1 hereto, for sale to "accredited investors," as that term is defined in Regulation D, promulgated under the 1933 Act (hereinafter "Regulation D"), or other investors permitted by Regulation D; and

         WHEREAS, the Company has developed or intends to develop certain other Contracts shown on Schedule B-2 interests under which have been or will be registered under the 1933 Act; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedules A-1 and A-2 hereto, to set aside and invest assets attributable to one or more variable life insurance contracts; and

         WHEREAS, each Account listed in Schedule A-2 will be registered under the 1940 Act as a unit investment trust; and

         WHEREAS, each Account listed in Schedule A-1 will be excepted from the definition of an investment company under the 1940 Act; and

         WHEREAS, the Company does not intend to make a "public offering" of the Contracts listed in Schedule B-1, as that term is defined in Section 4(2) of the 1933 Act and Regulation D; and

         WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc.(hereinafter "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to separate accounts of insurance companies, such as each Account, at net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser, and the Underwriter agree as follows:

                         ARTICLE I. Sale of Fund Shares

         1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 4:15 p.m. Eastern time on any Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

         1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on each Business Day and the Fund shall use reasonable efforts to calculate such net asset value on each Business Day. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend, or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.3. Notwithstanding Sections 1.1 and 1.2, neither the Underwriter nor the Fund shall be required to sell shares of any Portfolio to any Account that is registered or required to be registered unless and until the principal underwriter for the Contracts issued through such Account enters into a mutually satisfactory agreement with the Underwriter and the Fund setting forth, among other things, the duties and responsibilities of such principal underwriter with respect to the distribution of the Contracts. Such agreement may be in the form of an amendment to this Agreement.

         1.4. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

         1.5. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 1.4, 2.5, 3.4, 3.5, 5.1, and Article VII of this Agreement is in effect to govern such sales.

         1.6. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.6, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 4:15 p.m. Eastern time on any Business Day.

         1.7. The Company agrees to purchase and redeem the shares of selected Portfolios offered by the then-current prospectus of the Fund and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts with the form number(s) which are listed on Schedules B-1 and B-2 attached hereto and incorporated herein by this reference, as such Schedules B-1 and B-2 may be amended from time to time hereafter by mutual written agreement of all the parties hereto, shall be invested in the Portfolios currently available as listed in Schedule B-3, in such other Portfolios advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund; or (b) the Company gives the Fund and the Underwriter forty-five (45) days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement; or (d) the Fund or Underwriter consents to the use of such other investment company. With respect to those Accounts listed on Schedule A-2, the Company agrees that it shall not substitute shares of the Portfolios of the Fund in the Accounts unless the SEC shall have approved the substitution, if required pursuant to Section 26 of the 1940 Act.

         1.8. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Sections 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

         1.9. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.10. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Fund's shares. The Company on behalf of itself and each Account hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.11. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Eastern time.

         1.12. The Fund will provide as much advance notice as is reasonably practicable of any material change affecting the Fund (including, but not limited to, any material change in its registration statement or prospectus and any proxy solicitations) and will take reasonable steps to assist the Company in implementing the change in an orderly manner, taking into account the expense to the Company.

                   ARTICLE II. Representations and Warranties

         2.1. The Company represents and warrants that the Contracts listed in Schedule B-2 are or will be registered under the 1933 Act, and Contracts listed on Schedule B-1 are exempt from registration under the 1933 Act; that the Accounts listed in Schedule A- 1 are and will remain excluded from the definition of an investment company under the 1940 Act, and that it will immediately notify the Underwriter and the Fund upon having a reasonable basis for believing that the Accounts listed in Schedule A-1 have ceased to be so exempt or that they might cease to be exempt in the future; that each Account, or subdivision thereof, listed in Schedule A-1 will invest exclusively in shares of one Portfolio; that the Accounts listed in Schedule A-2 will be registered as unit investment trusts in accordance with the provisions of the 1940 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account, prior to any issuance or sale of any Contract funded by that Account, as a segregated asset account under Section 4240 of the Insurance Laws of the State of New York and has registered or, prior to any issuance or sale of the Contracts, will register to the extent required by law, each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. The Company further represents and warrants that each Account is a segregated asset account and that interests in each Account are offered exclusively through the purchase of or transfer into a variable contract, within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended (the Code) and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by that Act, duly authorized for issuance in compliance with the laws of the State of Maryland and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act to the extent required by that Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

         2.3. The Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.4. The Company represents that the Contracts are currently, or will be, treated as life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees, and expenses are and shall at all times remain in compliance with the laws of the State of New York and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of New York to the extent required to perform this Agreement.

         2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of New York and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

         2.9. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

         2.10. The Fund, the Adviser, and Underwriter represent and warrant that all of their respective directors, officers, employees, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than 5 million dollars ($5,000,000). The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


             ARTICLE III. Prospectuses and Proxy Statements: Voting

         3.1. The Underwriter shall provide the Company (at the Company's expense) with as many copies of the Fund's current prospectus and any amendments thereof or supplements thereto as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of any prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the disclosure document for the Contracts and the Fund's prospectus printed together in one document and delivered to existing and prospective Contract owners (such printing and delivery to be at the Company's expense).

         It is understood and agreed that the Company is not responsible for the content of the prospectus or statement of additional information (the SAI) for the Fund, except to the extent that statements in the Fund's prospectus or SAI reflect information given to the Fund by the Company. It is also understood and agreed that, except with respect to information provided to the Company by the Fund, the Underwriter, or the Adviser, the Fund, the Adviser, and the Underwriter shall not be responsible for the content of the prospectus, SAI, or disclosure statement for the Contracts.

         3.2. The Fund's prospectus shall state that the SAI for the Fund is available from the Underwriter (or in the Fund's discretion, the prospectus shall state that such SAI is available from the Fund), and the Underwriter (or the Fund as permitted by law), at its expense, shall print and provide such SAI free of charge to the Company and to any owner of a Contract or prospective owner who requests such SAI. The Fund will not be responsible for any distribution expenses.

                  3.3. The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.4. If and to the extent required by law the Company shall:

               (i)  solicit voting instructions from Contract owners;

              (ii)  vote  the  Fund  shares  in   accordance   with  timely
                    instructions received from Contract owners; and

             (iii) vote Fund shares for which (a) no timely instructions have been received, and (b) Fund shares not attributable to Contract owners, in the same proportion as Fund shares of such portfolio for which timely instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that each of its Separate Accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies.

         3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser or the Underwriter is named, at least fifteen (15) Business Days prior to its use or such shorter period to which the parties hereto may agree from time to time. No such material shall be used if the Fund or its designee object to such use within fifteen (15) Business Days after receipt of such material.

         4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund, by the Adviser, by the Underwriter or their respective designees, except with the prior written permission of the Fund, the Adviser, the Underwriter or their respective designees.

         4.3. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in any disclosure document for the Contracts, as such disclosure document may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the prior written consent of the Company. In addition, all written materials prepared by the Fund or the Underwriter that contain information about or otherwise refer to the Contracts, the Accounts, or the Company shall be submitted by telecopy or overnight delivery to the Company for its prior written approval at least five (5) Business Days in advance of the proposed date of first use of such materials; provided, that the Company shall be deemed to have given its approval of such materials if it does not object to the use of such materials with the five (5) day period.

         4.4. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAI, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         4.5. The Company will provide to the Fund at least one complete copy of any registration statements, prospectuses, SAI, private placement memoranda or any disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         4.6. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees (including dealer only materials), and registration statements, prospectuses, SAI, shareholder reports, proxy materials, and any disclosure documents.


                          ARTICLE V. Fees and Expenses

         5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

         5.2. Except as otherwise provided herein, all expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund or the Underwriter, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

         5.3. Except as otherwise provided herein, all expenses incident to performance by the Company under this Agreement, including without limitation, any fees and expenses required in connection with establishing the Accounts, shall be borne by the Company.


                           ARTICLE VI. Diversification

         6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that each Portfolio will meet the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for life insurance contracts and any amendments or other modifications to such Section or Regulations.

         6.2. The Company agrees that if the Internal Revenue Service (the IRS) asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge, of any Contract owner, that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund or its affiliates as a result of such a failure or alleged failure, (i) the Company shall promptly notify the Fund of such assertion or potential claim; (ii) the Company shall consult with the Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure; (iii) the Company shall use its best efforts to minimize any liability of the Fund or its affiliates resulting from such failure, including, without limitation, attempting to demonstrate, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent; (iv) the Company shall permit the Fund, its affiliates, and their legal and accounting advisors to participate in any conferences, settlement discussions, or other administrative or judicial proceedings or contests (including judicial appeals thereof) with the IRS, any Contract owner, or any other claimant regarding any claims that could give rise to liability to the Fund or its affiliates as a result of such a failure or alleged failure; (v) any written materials to be submitted by the Company to the IRS, any Contract owner, or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), shall be provided by the Company to the Fund (together with any supporting information or analysis) at least ten (10) Business Days prior to the day on which such proposed materials are to be submitted, and the Company and the Fund and its affiliates shall cooperate in good faith to reach agreement on the content of any materials to be submitted to the IRS, any Contract owner, or any other claimant; (vi) the Company shall provide the Fund or its affiliates and their accounting and legal advisors with such cooperation as the Fund shall reasonably request (including, without limitation, by permitting the Fund and its accounting and legal advisors to review the relevant books and records of the Company) in order to facilitate review by the Fund or its advisors of any written submissions provided to it pursuant to the preceding clause or of the validity or amount of any claim against it arising from such a failure or alleged failure; (vii) the Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of the Fund or its affiliates, which shall not be unreasonably withheld, provided that the Company shall not be required to appeal any adverse judicial decision unless the Fund or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and (viii) the Fund and its affiliates shall have no liability as a result of such failure or alleged failure if the Company fails to comply with any of the foregoing clauses or if the Company and the Fund or its affiliates fail to reach an agreement on the content of the materials described in paragraph (v) above, and such failure or such materials described in paragraph (v) above could be shown to have materially contributed to the liability. Should the Fund or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, the Company may, in its discretion, authorize the Fund or its affiliates to act in the name of the Company in and to control the conduct of, such conferences, discussions, proceedings, contests, or appeals and all administrative or judicial appeals thereof, and in that event the Fund or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided further that in no event shall any liability to the Company exceed the amount which would have otherwise attached had the proposed settlement or compromise been accepted by the Fund. As used in this Agreement, the term affiliates shall have the same meaning as affiliated person as defined in Section 2(a)(3) of the 1940 Act.


                        ARTICLE VII. Potential Conflicts

         7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company agrees to carry out these responsibilities with a view only to the interests of Contract owners.

         7.3. If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and any other Participating Insurance Companies whose contract owners are also affected shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., life insurance contract owners, or variable contract owners of any Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No penalty or charge will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the

Fund and terminate this Agreement with respect to such Account within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund or its affiliates be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

         7.7. The Company shall at least annually submit to the Board such reports, materials, or data as the Board may reasonably request so that it may carry out the obligations imposed on it by the Shared Funding Exemptive Order, and said reports, materials, and data shall be submitted at any reasonable time deemed appropriate by the Board.

         7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VIII. Indemnification

         8.1. Indemnification by the Company

         (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Underwriter, and each director and officer of the Fund, Adviser, and Underwriter and each person, if any, who controls the Fund, Adviser, or Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any registration statement, prospectus or disclosure statement for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Underwriter for use in any registration statement, prospectus, or disclosure document for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

               (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

          as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

         (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever may be applicable.

         (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

         8.2. Indemnification by the Underwriter

         (a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and;

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in any registration statement, prospectus, disclosure document or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, disclosure statement, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or

         (iv) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

          (v)  arise  out  of  or  result  from  any  material   breach  of  any
               representation or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b), 8.2(c), and 8.2(d) hereof.

         (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or each Account, whichever may be applicable.

         (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) In no event shall the Underwriter be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company or any Contract owner, with respect to any losses, claims, damages, liabilities, or expenses that arise out of or result from (i) the failure by the Fund or any Portfolio to qualify or maintain its qualification as a regulated investment company under Subchapter M of the Code or (ii) the failure by the Fund or any Portfolio to comply with the diversification requirements of Section 817(h) of the Code.

         (e) The Company agrees to notify promptly the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Fund shares or the Contracts or the operation of any Account.

         8.3. Indemnification by the Fund

         (a) The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

          (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

         (ii) arise out of or result from any material breach of any representation or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b), 8.3(c), and 8.3(d) hereof.

         (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or each Account, whichever may be applicable.

         (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) In no event shall the Fund be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company or any Contract owner, with respect to any losses, claims, damages, liabilities, or expenses that arise out of or result from (i) the failure by the Fund or any Portfolio to qualify or maintain its qualification as a regulated investment company under

Subchapter M of the Code or (ii) the failure by the Fund or any Portfolio to comply with the diversification requirements of Section 817(h) of the Code.

         (e) The Company agrees to notify promptly the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of any Account, or the sale or acquisition of shares of the Fund.

         8.4. Indemnification by the Adviser

         (a) The Adviser agrees to indemnify and hold harmless the Company, and each director and officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Funds shares and:

               (i) arise as a result of any failure by the Fund or any Portfolio of the Fund to qualify or maintain its qualification as a regulated investment company under Subchapter M of the Code or to comply with the diversification requirements of Section 817(h) of the Code; or

              (ii) arise out of or result from any material breach of any representation or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as limited by and in accordance with the provisions of Sections 8.4(b), 8.4(c), and 8.4(d) hereof.

         (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to the Adviser, the Fund, the Underwriter, or each Account, whichever may be applicable.

         (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Adviser to such Indemnified Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall cooperate fully with the Adviser and shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         (d) In no event shall the Adviser be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company or any Contract owner, with respect to any losses, claims, damages, liabilities, or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties, and covenants;
(ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment, or annuity contracts under applicable provisions of the Code.

         (e) The Company agrees to notify promptly the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of any Account.


                           ARTICLE IX. Applicable Law

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

         9.2. To the extent they are applicable, this Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

         10.1. This Agreement shall continue in full force and effect until the first to occur of:

          (a) termination by any party for any reason by six (6) months' advance written notice delivered to the other parties; or

          (b) termination by the Company by written notice to the Fund, the Adviser, and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (c) termination by the Company by written notice to the Fund, the Adviser, and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (d) termination by the Company by written notice to the Fund, the Adviser, and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

          (e) termination by the Company by written notice to the Fund, the Adviser, and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

          (f) termination by either the Fund, the Adviser, or the Underwriter by written notice to the Company, if one or all of the Fund, the Adviser, or the Underwriter, respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (g) termination by the Company by written notice to the Fund, the Adviser, and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (h) termination by the Fund, the Adviser, or the Underwriter by written notice to the Company, if the Company gives the Fund, the Adviser, and the Underwriter the written notice specified in
               Section 1.7(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(h) shall be effective ninety (90) days after the notice specified in Section 1.7(b) was given.

         10.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund, or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this
Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         10.3. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in any of the Accounts) except (i) as necessary to implement Contract owner initiated transactions, (ii) as required by state or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as "Legally Required Redemption"), or (iii) as permitted by an order of the SEC pursuant to Section 26 of the 1940 Act. Upon request, the Company will furnish promptly to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter ninety (90) days notice of its intention to do so.


                               ARTICLE XI. Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund or the Adviser:

                  OFFITBANK
                  520 Madison Avenue
                  New York, NY  10022
                  Attention:

If to the Company:

                  Security Equity Life Insurance Company
                  84 Business Park Drive
                  Suite 303
                  Armonk, NY 10504
                  Attention: William C. Thater

If to the Underwriter:

                  OFFIT Funds Distributor, Inc.
                  c/o The OFFITBANK Variable Insurance Fund, Inc.
                  237 Park Avenue
                  Suite 910
                  New York, NY 10017


                           ARTICLE XII. Miscellaneous

         12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents, or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

         12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life insurance operations of the Company are being conducted in a manner consistent with the California Variable Life Insurance Regulations and any other applicable law or regulations.

         12.7. The Fund and Underwriter agree that to the extent any fees received by the Fund or the Underwriter are determined to be unlawful in legal or administrative proceedings under the 1973 NAIC model variable life insurance regulation in the states of California, Colorado, Maryland, or Michigan, the Underwriter shall indemnify and reimburse the Company for any out of pocket expenses and actual damages the Company has incurred as a result of any such proceeding; provided, however, that the provisions of Section 8.2(b), 8.2(c), and 8.2(d) shall apply to such indemnification and reimbursement obligation. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund or the Underwriter under this Agreement.

         12.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.9. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

         12.10. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

          (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP")), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

          (b) the Company's quarterly statements (statutory and GAAP), as soon as practical and in any event within forty-five (45) days after the end of each quarterly period; and

          (c) any financial statement, proxy statement, notice, or report of the Company sent to stockholders or policyholders, as soon as practical after the delivery thereof.

         12.11. The schedules attached hereto, as they may be modified from time to time, are hereby incorporated by reference and made a part of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

SECURITY EQUITY                             OFFITBANK VARIABLE
LIFE INSURANCE COMPANY                      INSURANCE FUND, INC.


By: /s/ William C. Thater                   By: /s/ Gordon Forrester
    ---------------------                       --------------------

Name:  William C. Thater                    Name: Gordon Forrester


Title:  President                           Title:  Assistant Treasurer

(SEAL)                                      (SEAL)


OFFIT FUNDS DISTRIBUTOR, INC.               OFFITBANK

By: /s/ Gordon Forrester                    By: /s/ Stephen Brent Wells
------------------------                    ---------------------------

Name: Gordon Forrester                      Name:  Stephen Brent Wells


Title:  Vice President                      Title:  Managing Director

(SEAL)                                      (SEAL)

                                  Schedule A-1

                              Unregistered Accounts


Name of Account                       Date of Resolution of Company's Board
                                      which Established the Account

Separate Account 7                    December 15, 1994

Separate Account 8                    December 15, 1994

Separate Account 9                    December 15, 1994

Separate Account 10                   December 15, 1994

Separate Account 11                   February 9, 1995

Separate Account 14                   August 10, 1995

Separate Account 15                   August 10, 1995

Separate Account 16                   August 10, 1995

                                  Schedule A-2

                               Registered Accounts


Name of Account                Date of Resolution of Company's Board which
                               Established the Account

Separate Account 13            December 30, 1994

                                  Schedule B-1


     Contracts


1.       Contract Form Numbers:

         LCLI (G) 6000022
         LCLI (I) 6000022
         LCLIII (G) 60006
         LCLIII (I) 60001

                                  Schedule B-2

                                    Contracts


Contract Form Numbers:

LCLII

                                  Schedule B-3


Investment Options Currently Available Under Products Listed On Schedules B-1 and B-2

Tremont Partners Market Oriented/Hedged Fund
OFFITBANK VIF Emerging Markets Fund
OFFITBANK VIF High Yield Fund
OFFITBANK VIF Investment Grade Global Debt Fund
General American Capital Company
         Money Market Fund
The GCG Trust
         Emerging Markets Portfolio
         Limited Maturity Bond Portfolio
         Liquid Asset Portfolio
Life & Annuity Trust
         Asset Allocation Portfolio
         U.S. Government Allocation Portfolio
Variable Insurance Products Fund
         Growth Portfolio
Variable Insurance Products Fund II
         Investment Grade Bond Portfolio
         Asset Manager Portfolio
         Index 500 Portfolio